Exhibit 10.15

OMNIBUS AGREEMENT EXTENSION

This Omnibus Agreement Extension (“Agreement”) is entered into on December 17, 2008, and is by and between EnerVest, Ltd., (f/k/a EnerVest Management Partners, Ltd.) a Texas limited partnership (“EnerVest”) and EV Energy GP, LP, a Delaware limited partnership (the “General Partner”).

WHEREAS, the Omnibus Agreement (the “First Omnibus Agreement”), was entered into on September 29, 2006, by and among EnerVest, EV Management LLC, a Delaware limited liability company (“EV Management”), the General Partner, EV Energy Partners, LP, a Delaware limited partnership (the “Partnership”), and EV Properties, L.P., a Delaware limited partnership (“OLP”). Any capitalized term not defined herein shall have the meaning set forth therein;

WHEREAS, pursuant to Section 3.3 of the First Omnibus Agreement, EnerVest and the General Partner determine the amount of general and administrative expenses that will be properly allocated to the Partnership after December 31, 2008;

WHEREAS, the First Omnibus Agreement automatically renews each year if it is not terminated by either EnerVest or the General Partner; and

WHEREAS, neither party has terminated the First Omnibus Agreement.

In consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, EnerVest and the General Partner hereby agree as follows:

1.               The First Omnibus Agreement shall continue in effect until December 31, 2009, subject to termination or automatic renewal on such date as provided in the First Omnibus Agreement.

2.               The Partnership shall pay EnerVest a fee of $625,000 per month, $7.5 million annually, for the services described in the First Omnibus Agreement, subject to adjustment as provided in Section 3.3 therein.

Exhibit 10.15

IN WITNESS WHEREOF, the undersigned have executed this Agreement on, and effective as of, the date first set forth above.

ENERVEST, LTD.

By:	EnerVest Management GP, L.C., its general partner

By:	/s/ Mark A. Houser
Mark A. Houser
Executive Vice President and
Chief Operating Officer

EV ENERGY GP, L.P.

By:	EV Management, L.L.C.,
a Delaware limited liability company
its General Partner

By:	/s/ Mark A. Houser
Mark A. Houser President and Chief Operating Officer